Exhibit 10.1

AMENDMENT TEN TO THE
1995 KEY EMPLOYEES’ STOCK OPTION PLAN OF DUKE REALTY INVESTMENTS, INC.

This Amendment Ten to the 1995 Key Employees’ Stock Option Plan of Duke Realty Investments, Inc., as heretofore amended (the “Plan”), is hereby adopted this 26th day of July, 2006, by Duke Realty Corporation (the “Corporation”). Each capitalized term not otherwise defined herein has the meaning set forth in the Plan.

WITNESSETH:

WHEREAS, the Corporation adopted the Plan for the purposes set forth therein; and

WHEREAS, pursuant to the Plan, the Corporation has the right at any time, by action of the Board of Directors, to amend the Plan in whole or in part; and

WHEREAS, the Board of Directors, upon recommendation of its Executive Compensation Committee, has approved and authorized this Amendment Ten to the Plan;

NOW, THEREFORE, the Plan is hereby amended, effective as of the date hereof, in the following particulars:

1.             By amending Section 4.2(a), by deleting the first sentence thereof and replacing it with the following two sentences:

“In the event of any change in the value or composition of the common stock of the Company through stock dividends, extraordinary cash dividends, split-ups, recapitalizations, conversions, or otherwise, then the Committee shall make appropriate adjustment in the aggregate number, price and kind of shares available under the Plan and in the number, price and kind of shares covered under any options granted under the Plan. In the event that other stock shall be converted into or substituted for the present common stock of the Company as the result of any merger, consolidation, reorganization or similar transaction which results in a Change in Control of the Company, then the Committee may make appropriate adjustment or substitution in the aggregate number, price and kind of shares available under the Plan and in the number, price and kind of shares covered under any options granted under the Plan.”

All other provisions of the Plan shall remain the same.

IN WITNESS WHEREOF, Duke Realty Corporation, by a duly authorized officer, has executed this Amendment Ten to 1995 Key Employees’ Stock Option Plan of Duke Realty Investments, Inc., this 26th day of July, 2006.

DUKE REALTY CORPORATION

By:	/s/ Dennis D. Oklak
Dennis D. Oklak
Chairman of the Board and Chief Executive Officer